Millennium Biotechnologies Group Enters into Asset Purchase Agreement with Aisling Capital to exchange Nutraceutical Business for Equity in Newly Formed Company

BASKING RIDGE, N.J. (BUSINESS WIRE): October 25, 2006, Millennium Biotechnologies Group, Inc. (MBTG) announced today that it has entered into an Asset Purchase Agreement with RAC Nutrition Corporation, a newly formed company controlled by Aisling Capital II, LP in accordance with the previously announced letter of intent. Pursuant to the Asset Purchase Agreement, Millennium will exchange all of the assets used in Millennium’s nutraceutical business to RAC Nutrition for shares of common stock of RAC Nutrition. The newly formed RAC Nutrition will be initially capitalized by the issuance to Aisling and other investors of $15 million in convertible preferred stock.

The Asset Purchase Agreement, which has been filed as an exhibit to Millennium’s Current Report on Form 8-K, is subject to various conditions, including approval by Millennium’s stockholders.

Aisling Capital II, LP is a leading private equity fund that invests in life science companies developing biopharmaceutical products and creating businesses based on advanced life sciences technology.

About Millennium Biotechnologies, Inc.

Millennium Biotechnologies, Inc. is a research-based nutraceutical company and a pioneer in the emerging field of specialized nutritional supplements. The company’s flagship products, RESURGEX®, RESURGEX Plus®, RESURGEX Select® are designed to assist in reducing fatigue and oxidative stress, maintaining lean muscle and immune support in immunocompromised conditions. In addition, Resurgex products were developed to address the multiple nutritional needs of professional athletes as well as those who are involved in regular exercise programs. Millennium Biotechnologies, Inc. is a wholly owned subsidiary of Millennium Biotechnologies Group, Inc., a publicly-traded company (OTC BB:MBTG.OB - News). For more information about Millennium Biotechnologies, please call Frank Guarino, Chief Financial Officer at FGuarino@Milbiotech.com or call (908) 604-2500. For more information about the Resurgex line of products visit www.resurgex.com.

Millennium plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement which will contain information about Millennium, the sale of its assets and the formation and capitalization of RAC Nutrition (the “Proposed Transaction”) and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the Proposed Transaction. In addition to receiving the proxy statement from Millennium by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about Millennium, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov). This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Millennium. Millennium and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Millennium’s stockholders with respect to the Proposed Transaction. Information regarding any interests that Millennium’s executive officers and directors may have in the Proposed Transaction will be set forth in the proxy statement.

This release includes certain forward-looking information that is based upon management's beliefs as well as on assumptions made by and data currently available to management. This information which has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, is subject to a number of risks and uncertainties, including but not limited to uncertainty as to market acceptance of our products and the factors identified in the Company’s 10-KSB and other documents filed with the Securities and Exchange Commission. Actual results may differ materially form those anticipated in such forward-looking statements even if experience or future changes make it clear the any projected results expressed or implied therein may not be realized. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Contact:
Millennium Biotechnologies, Inc.
Frank Guarino, 908-604-2500
FGuarino@Milbiotech.com

Source: Millennium Biotechnologies, Inc.